EXHIBIT 4  6.(a)



                     AMENDMENT NO. 1 TO CREDIT AGREEMENT


      Amendment No. 1 (the "Amendment") is dated as of January 11, 1993, among CBI Industries, Inc., a Delaware corporation (the "Company"), each Specified Subsidiary that becomes a party to the Credit Agreement pursuant to Section 1.4, the financial institutions listed on the signature pages of this Amendment under the heading "Banks" (such financial institutions, and any successor financial institution that becomes a party to the Credit Agreement (as hereinafter defined) pursuant to Section 4.16 or 10.7 of the Credit Agreement, hereinafter referred to as the "Banks"), and Ibis Investments, Inc., as bid advance agent under the Credit Agreement (such bid advance agent and any successor bid advance agent appointed pursuant to Section 9.8 of the Credit Agreement shall be hereinafter referred to as the "Bid Advance Agent").

                             W I T N E S S E T H

      WHEREAS, the parties to this Amendment entered into that certain Credit Agreement dated as of December 4, 1992 (the "Credit Agreement");

      WHEREAS, the Company has requested that the Subsidiary Guaranty be cancelled and the requirement for the Subsidiary Guaranty provided under
Section 7.18 of the Credit Agreement be deleted because, due to restrictions on subsidiary guarantees contained in other agreements of the Company, the Company may not borrow more than a limited amount from the Banks under the Credit Agreement;

      WHEREAS, the Banks desire that the Company be able to borrow from the Banks up to the full amount permitted under the Credit Agreement; and

      WHEREAS, all of the Banks and the Bid Advance Agent have consented to an amendment to accomplish the above request.

      NOW, THEREFORE, in consideration of the terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Unless otherwise specified herein, capitalized terms used but not otherwise defined herein shall have the meaning ascribed thereto in the Credit Agreement.

2. That each of the Subsidiaries which have executed the Subsidiary Guaranty is released from all liabilities and obligations under the Subsidiary Guaranty and the Subsidiary Guaranty is cancelled and null and void as of the date of this Amendment.

3.    The Credit Agreement is amended by deleting the following:

      a.    the definition of Subsidiary Guaranty from Section 1.1,

      b.    Section 5.5,

      c.    Section 7.18,

      d.    Section 8.1(k),

      e.    Exhibit 5.5, and

      f.    Exhibit 7.18.

4. The Credit Agreement is amended by adding Section 7.19 which reads in its entirety as follows:

            7.19 Dividend Restrictions. The Company will not permit any U.S. Restricted Subsidiary to enter into, or be a party to, any agreement which limits or restricts the amount of dividends such U.S. Restricted Subsidiary can pay to the Company or another Subsidiary of the Company.

5.    Section 10.1 is amended by deleting Section 10.1(vii) and renumbering
      Section 10.1(viii) as Section 10.1(vii).

6. Except as amended herein, all other terms of the Credit Agreement shall remain in full force and effect and are hereby ratified and confirmed as so amended.

7. This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

8. This Amendment shall be governed by, and construed in accordance with, the internal laws (as distinguished from the conflicts of laws rules) of the State of Illinois.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

                                   CBI INDUSTRIES, INC.


                                   By:  /S/ Buel T. Adams
                                        ____________________________________
                                        Buel T. Adams
                                        Vice President and Treasurer


                                   IBIS INVESTMENTS, INC.


                                   By:  /S/ Buel T. Adams
                                        ____________________________________
                                        Buel T. Adams
                                        Vice President and Treasurer




















                                   BANKS:

                                   BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                   ASSOCIATION

                                   By:  /S/ Daniel J. Boote
                                        ____________________________________
                                        Daniel J. Boote
                                        Vice President

                                   By:  /S/ M. Kathleen McVay
                                        ____________________________________
                                        M. Kathleen McVay
                                        Vice President

                                   CONTINENTAL BANK N.A.

                                   By:  /S/ G. William Marquardt
                                        ____________________________________
                                        G. William Marquardt
                                        Senior Vice President

                                   ROYAL BANK OF CANADA

                                   By:  /S/ Patricia A. Herbig
                                        ____________________________________
                                        Patricia A. Herbig
                                        Manager

                                   BANK OF MONTREAL, CHICAGO BRANCH

                                   By:  /S/ Hugh K. Brower
                                        ____________________________________
                                        Hugh K. Brower
                                        Director

                                   THE NORTHERN TRUST COMPANY

                                   By:  /S/ Elaine H. Moore
                                        ____________________________________
                                        Elaine H. Moore
                                        Vice President

                                   THE FIRST NATIONAL BANK OF CHICAGO

                                   By: /S/ Katherine M. Lange
                                        ____________________________________
                                        Katherine M. Lange
                                        Vice President

                                   CHEMICAL BANK

                                   By:  /S/ George W. Brash
                                        ____________________________________
                                        George W. Brash
                                        Managing Director

                                   ABN-AMRO BANK, N.V.

                                   By:  /S/ John W. Stanger
                                        ____________________________________
                                        John W. Stanger
                                        Vice President

                                   By:  /S/ Catheryn N. Fuller
                                        ____________________________________
                                        Catheryn N. Fuller
                                        Vice President

                                   BARCLAYS BANK PLC

                                   By:  /S/ Olga Georgiev
                                        ____________________________________
                                        Olga Georgiev
                                        Vice President

                                   By:  /S/ Frank J. Sisinni
                                        ____________________________________
                                        Frank J. Sisinni
                                        Vice President

                                   CREDIT LYONNAIS CHICAGO BRANCH

                                   By:  /S/ Sandra E. Horwitz
                                        ____________________________________
                                        Sandra E. Horwitz
                                        Vice  President

                                   CREDIT LYONNAIS CAYMAN ISLAND BRANCH

                                   By:  /S/ Sandra E. Horwitz
                                        ____________________________________
                                        Sandra E. Horwitz
                                        Authorized Signature

                                   SOCIETE GENERALE

                                   By:  /S/ Barbara S. Adelman
                                        ____________________________________
                                        Barbara S. Adelman
                                        Vice President

                                   By:  /S/ Charles M. Pierron
                                        ____________________________________
                                        Charles M. Pierron
                                        Regional Manager

                                   GULF INTERNATIONAL BANK

                                   By:  /S/ Haytham F. Khalil
                                        ____________________________________
                                        Haytham F. Khalil
                                        Assistant Vice President

                                   By:  /S/ Issa N. Baconi
                                        ____________________________________
                                       Issa N. Baconi
                                       Senior Vice President & Branch Manager